EXHIBIT A-9


                             SHAREHOLDERS AGREEMENT
                             ----------------------

     THIS SHAREHOLDERS AGREEMENT (this "Agreement") is made and entered into as of January 1, 2001, by and among Wisconsin Electric Power Company ("WEPCO"), Wisconsin Power & Light Company ("WPL"), Madison Gas AND Electric CoMPANY ("MG&E"), Wisconsin Public Service CorpORATION ("WPS"), Wisconsin Public Power Inc. ("WPPI" and, together with WPL, WEPCO, MG&E and WPS, the "Shareholders"), and ATC Management Inc. (the "Corporation"), recites and provides as follows.

                                    RECITALS:

     A. The Shareholders will become pursuant to this Agreement the record and beneficial owners of 100% of the issued and outstanding Class B Common Stock, $.01 par value, of the Corporation, being all of the issued and outstanding voting capital stock of the Corporation;

     B. The Shareholders will also acquire Class A Common Stock, $.01 par value, of the Corporation pursuant to this Agreement.

     C. The parties hereto desire to provide for the voting of shares of Class B Common Stock on certain matters, and for certain other rights, obligations and courses of conduct;

     D. The Shareholders desire to promote their mutual interests and the interests of the Corporation as set forth herein.

     NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.   CERTAIN DEFINITIONS.
     -------------------

     In addition to the definitions contained in this Agreement, the following terms used herein shall have the following meanings assigned to them.

     "Affiliate" has the meaning given it in the Operating Agreement.

     "ATCLLC" means American Transmission Company LLC, a Wisconsin limited liability company of which the Corporation is the manager.

     "Class A Common Stock" means the shares of capital stock of the Corporation designated as such in the Articles of Incorporation.

     "Class B Common Stock" means the shares of capital stock of the Corporation shares designated as such in the Articles of Incorporation.

     "Common Stock" means Class A Common Stock and Class B Common Stock.

     "Conversion" means the conversion of Class B Common Stock into Class A Common Stock.

     "Listing" means the closing of an offering of Class A Common Shares that has the effect of listing such shares on the New York Stock Exchange, American Stock Exchange, Nasdaq National Market System, or any of their successors.

     "Member Units" has the meaning given it in the Operating Agreement.

     "Non-Transmission Utility Shareholder" means a Class B Shareholder that is not a Transmission Utility Shareholder.

     "Operating Agreement" means the Operating Agreement of the ATCLLC, as it may be amended from time to time.

     "Operations Date" means the date that the ATCLLC commences operations as determined by the Public Service Commission of Wisconsin.

     "Ownership" means, with respect to any Person, such Person's Percentage Interest and that of any of its Affiliates, together with the proportionate interest of such Person and that of any of its Affiliates in the Corporation's Percentage Interest, based upon the ratio that the Common Stock held by such Person and that of any of its Affiliates bears to the aggregate outstanding Common Stock.

     "Percentage Interest" has the meaning given it in the Operating Agreement.

     "Person" has the meaning given it in the Operating Agreement.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Transmission Utility Shareholder" means a Transmission Utility Security Holder as defined in Chapter 196.485 of the Wisconsin Statutes.

2.   AGREEMENT TO PURCHASE AND SELL.
     ------------------------------

     (a)  Purchase and Sale of Common Stock. Each Shareholder hereby subscribes
          ---------------------------------
for and agrees to purchase, and the Corporation agrees to sell, subject to the terms and conditions herein, the number of Class A Common Shares and Class B Common Shares listed next to such Shareholder's name on Schedule A, at a price of $10.00 per share.

     (b)  Payment for Shares. The purchase price for the shares shall be payable
          ------------------
by each Shareholder by check or wire transfer of immediately available funds sent according to the following wire instructions:

          [Bank Name              ]
                    --------------
          [Bank Address
                       ------------

                                   ]
          -------------------------
          ABA #:
                -------------------
          FBO:
              ---------------------
          Account #:
                    ---------------

     (c)  Adjustment. The Shareholders agree that the exact number of shares of
          ----------
Class A Common Stock to be sold to and purchased by each Shareholder is subject to adjustment within 150 days after the Operations Date. At such time as the initial Percentage Interests are finalized under the Operating Agreement pursuant to Section 3.2(g) thereof, the number of shares of Class A Common Stock issued to each Shareholder shall be adjusted so that the number of shares of Class A Common Stock held by each Shareholder bears the same proportion to the total number of Common Shares outstanding as its and its Affiliate's combined Percentage Interest under the ATCLLC, as adjusted to eliminate the Corporation's interest in the ATCLLC. Any adjustments shall be made to the number of shares of Class A Stock outstanding. The purchase or redemption price shall be $10.00 per share and shall be payable by the Corporation or the Shareholder, as the case may be, within 30 days following notice by the Corporation of the final initial proportional ownership interests.

     (d)  Sale of Additional Shares.
          -------------------------

          (i) The Corporation may issue shares of Class A Common Stock or Preferred Stock from time to time in accordance with the provisions of
     Section 3.7 of the Operating Agreement; provided, however, that the Corporation may not engage in a Listing until the third anniversary of the Operations Date absent the approval of all holders of Class B Common Stock.

          (ii) The Corporation shall issue one share of Class B Common Stock to each Person or group of Persons entitled to designate a Director in accordance with Section 4(b). The purchase price therefor shall be the Corporation's net book value per share as of the end of the calendar quarter preceding the purchase. Any Person or group of Persons to whom a share of Class B Common Stock is issuable shall, as a condition to such issuance, execute a counterpart of this Agreement evidencing its assent hereto.

     (e)  Redemption of Class B Common Stock. In the event that a Shareholder
          ----------------------------------
(i) is no longer entitled to designate a Director in accordance with Section 4(b), or (ii) sells or otherwise disposes of its Class A Common Stock or Member Units in the ATCLLC such that its aggregate Ownership in the ATCLLC is less than 2%, it shall sell, and the Corporation shall purchase, its share of Class B Common Stock for a price equal to the Corporation's net book value per share as of the end of the calendar quarter preceding the purchase, or if such sale occurs after the Listing, at the Value (as defined in the Operating Agreement) of a share of Class A Common Stock as of the date of sale that reduces such Shareholder's Ownership in the ATCLLC below 2%. The Corporation shall not have the right to redeem a Shareholder's share of Class B Common Stock to the extent that dilution has reduced its Ownership below 2%, but shall effect the redemption upon the first sale of Class A Shares or Member Units by such Shareholder that results in such Shareholder having an Ownership in the ATCLLC of less than 2% of the ATCLLC.

3.   VOTING RIGHTS.
     -------------

     (a) Until the earlier of the Conversion or the Listing, holders of the Class A Common Stock shall have no right to vote except as required by law.

     (b) Upon the earlier of the Conversion or the Listing, the holders of the Class A Stock shall have the right to elect all Directors of the Corporation that are not elected by the holders of the Class B Common Stock, and shall possess all other voting rights incident to shares of common stock under Chapter 180 of the Wisconsin Statutes.

     (c) Until the earlier of the Conversion or the Listing, the holders of the Class B Common Stock shall have the right to elect all Directors of the Corporation, and shall possess all other voting rights incident to shares of common stock under Chapter 180 of the Wisconsin Statutes.

     (d) Upon the earlier of the Conversion or the Listing, the holders of the Class B Common Stock (i) shall have the right to elect that number of Directors of the Corporation specified in the Corporation's Bylaws; (ii) shall not have the right to vote with respect to any other Director of the Corporation, and
(iii) shall not have the right to vote on any other matter except to the extent required by law.

4.   ELECTION OF DIRECTORS.
     ---------------------

     (a)  Number of Directors.
          -------------------

          (i) Until the earlier of (A) the Conversion, or (B) the Listing, the Shareholders agree that the number of Directors shall equal five plus the aggregate number of Directors that the Class B Common Shareholders are entitled to designate as set forth in Section 4(b). Four of the five Directors shall be Independent Directors, as defined in the Corporation's Bylaws, and the fifth shall be the President and Chief Executive Officer of the Corporation.

          (ii) Upon the earlier of (A) the Conversion, or (B) the Listing, the Shareholders agree that the number of Directors shall be the sum of (x) the aggregate number of Directors that the Class B Common Shareholders are entitled to designate as set forth in Section 4(b), and (y) the number specified in clause (x), plus one, or, if required to make the total number of Directors an odd number, plus two.

     (b)  Entitlement to Directors. The Shareholders owning Class B Common Stock
          ------------------------
will be entitled to designate Directors in accordance with the following:

          (i) Each Transmission Utility Shareholder shall have the right to appoint one Director annually for a one-year term;

          (ii) Each Non-Transmission Utility Shareholder that has Ownership in the ATCLLC of 10% or more shall have the right to appoint one Director annually for a one-year term;

          (iii) Each group of Non-Transmission Utility Shareholders that collectively have Ownership in the ATCLLC of 10% or more shall have the right to appoint one Director annually for a one-year term, provided that the group has entered into a written agreement regarding the appointment and has filed such agreement with the Corporation;

          (iv) Each Class B Shareholder that was admitted to the ATCLLC in accordance with Section 3.3(b) of the Operating Agreement that has Ownership in the ATCLLC of 5% or more shall have the right to appoint one Director annually for a one year term for so long as it continues to have Ownership in the ATCLLC of 5% or more;

provided, however, that (A) no Person shall be entitled to appoint a Director pursuant to clause (iv) if it otherwise is entitled to appoint a Director pursuant to clauses (i), (ii) or (iii); (B) no Person entitled to appoint a Director pursuant to clause (ii) shall be entitled to appoint a Director or participate in a group to appoint a Director pursuant to clause (iii); (C) the Parties unanimously agree that WPPI shall be entitled to appoint a Director in accordance with clause (iv) for as long as it holds Class B Stock notwithstanding the reduction of its interest in the ATCLLC below 5%; and (D) under no circumstances shall the holders of Preferred Stock have any right to elect or remove, or interfere in any way with the election or removal of, any designated Directors that the Class B Shareholders are entitled to designate, elect and remove.

     (c)  Term of Non-Designated Directors

          (i) The four Independent Directors specified in Section 4(a)(i) shall be elected for four-year terms; provided, however, that initially one such Director shall be elected for a one-year term, one for a two-year term, and one for a three-year term; and provided further that such terms may be adjusted to accommodate the requirements of Section 4(c)(ii).

          (ii) The number of Directors specified in Section 4(a)(ii)(y) shall be divided into four groups as evenly as possible, with each group elected for four-year terms, provided that initially one such group shall be elected for a one-year term, one for a two-year term, and one for a three-year term.

     (d)  Designation of Director. The Shareholders shall elect and retain in
          -----------------------
office as Directors those nominees designated in accordance with this Section 4(d) by those Persons or groups entitled to appoint a Director. The nominees to serve for the period from the date hereof until the first annual meeting of Shareholders are as set forth below:

          Shareholder                        Nominee
          -----------                        -------
          MGE
                                              ------------------
          WEPCO
                                              ------------------
          WPL
                                              ------------------
          WPPI
                                              ------------------
          WPS
                                              ------------------

Nominees for subsequent terms shall be designated to the Corporation by each Person entitled to designate a Director by written notice given at least 60 days before the annual (or any special) meeting of Shareholders at which Directors are to be elected. In the event of any special meeting, or in the event that any such annual meeting is held on a date other than that specified in the Bylaws, the Corporation shall give each Shareholder written notice of such meeting at least 90 days prior thereto.

     If no designation is made by a Person or Persons entitled to designate a Director within the time specified above, then the nominee for the next meeting of Shareholders shall be deemed to be the Person last duly designated.

     (e)  Removal and Substitution of Designated Directors. The Corporation
          ------------------------------------------------
hereby agrees to take such actions as are necessary, and each of the Shareholders agrees to vote its shares of Class B Common Stock, and take such other actions as are necessary, for the removal of the Director designated by a Shareholder, upon the request of such Shareholder, and for the election to the Board of Directors of a substitute Director designated by such Shareholder in accordance with the provisions hereof. No Shareholder may remove or cause the removal of a designated Director not designated by that Shareholder.

     (f)  Vacancies on Board of Directors. The Corporation hereby agrees to take
          -------------------------------
such actions as are necessary, and each of the Shareholders agrees to vote its shares of Class B Common Stock, and take such other actions as are necessary, in such manner as shall be necessary or appropriate to ensure that any vacancy on the Board of Directors (occurring for any reason) shall be filled only in accordance with the provisions hereof.

5.   INFORMATION AND OTHER RIGHTS.
     ----------------------------

     (a)  Financial Information. The Corporation covenants and agrees with each
          ---------------------
Shareholder that until the Listing, for so long as such Shareholder holds at least 2% of the outstanding shares of Common Stock, the Corporation will:

          (i)  Annual Reports. Furnish to the Shareholders, as soon as
               --------------
     practicable and in any event within 90 days after the end of each fiscal year of the Corporation and ATCLLC, beginning with the 2001 fiscal year, an audited balance sheet of the Corporation and ATCLLC as at the end of such year and audited statements of income and cash flows of the Corporation and ATCLLC for such year prepared by a "big five" accounting firm, setting forth in each case in comparative form the figures for the previous fiscal year, including footnotes, all in reasonable detail and accompanied by the opinion thereon of independent public accountants, which opinion shall be unqualified and shall state that such financial statements have been prepared in accordance with generally accepted accounting principles and that the audit by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards;

          (ii) Quarterly Reports. Furnish to the Shareholders as soon as
               -----------------
     practicable, and in any case within 45 days of the end of each calendar quarter, a balance sheet of the Corporation and ATCLLC as at the end of such quarter and statements of income and cash flows of the Corporation and ATCLLC for each quarter, and setting forth in each case in comparative form the figures for the corresponding quarter of the previous fiscal year and year to date figures compared to budgets with variances delineated, all in reasonable detail and certified, subject to changes resulting from normal year-end audit adjustments, by the President and chief financial officer of the Corporation;

          (iii) Annual Budget. Furnish to the Shareholders as soon as
                -------------
     practicable and in any event no later than 30 days before the close of each fiscal year of the Corporation and ATCLLC, a budget, including projected balance sheet of the Corporation and ATCLLC and statements of income and cash flows of the Corporation and ATCLLC for each month during the ensuing fiscal year, together with underlying assumptions and a brief qualitative description of the Corporation's and ATCLLC's plan by the President in support of the budget;

          (iv) Other Information. Furnish to each Shareholder, subject to
               -----------------
     appropriate confidentiality provisions as established by the Board, with reasonable promptness, such other information and data with respect to the Corporation or ATCLLC as is furnished under any financing documents to which the Corporation or ATCLLC is a party or as from time to time may be reasonably requested by such Shareholder;

     (b)  Confidentiality. Each Shareholder agrees to hold all information
          ---------------
received pursuant to subsection (a)(i) through (a)(iii) in confidence, and not to use or disclose any of such information to any unaffiliated third party (other than its financial or legal advisors, consultants or representatives and then only if such advisors, consultants or representatives agree to keep such information confidential in accordance with the provisions hereof), except to the extent such information is made publicly available by the Corporation or ATCLLC or to the extent a Shareholder is required to disclose any such information to any governmental agency or as required by law, provided, however, that each Shareholder may, in its ordinary course of business, provide the financial results of the Corporation in connection with the provision of such information on its portfolio companies.

     (c)  Inspection Rights. The Corporation and ATCLLC will permit each of the
          -----------------
Shareholders or any authorized representatives of such Shareholder, at such Shareholder's cost and expense, to visit and inspect any of the properties of the Corporation or ATCLLC including its books of account (and to make copies thereof and to take extracts therefrom) and to discuss its affairs, finances and accounts with its officers during normal business hours upon reasonable advance notice, provided that any such visit, inspection and discussion does not unreasonably interfere with the normal day-to-day operation of the Corporation's or ATCLLC's business or affairs. The rights set forth in this Section 5(c) shall be exercised solely in furtherance of the proper interests of each Shareholder as an investor in the Corporation or ATCLLC, and such Shareholder exercising its rights of inspection hereunder, and its agents and representatives, shall not use the information so obtained other than for such purposes and shall maintain the strict confidentiality of all financial and other confidential information of the Corporation or ATCLLC acquired by them in exercising such rights in accordance with the provisions of subsection (b).

6.   SHAREHOLDER REPRESENTATIONS AND WARRANTIES.
     ------------------------------------------

     Each Shareholder hereby represents and warrants to the Corporation and to each other Shareholder that, as of the date hereof, the following statements are all true and correct, and agrees with the Corporation, severally and not jointly, that:

     (a)  Organization and Existence. Such Shareholder is either (i) a
          --------------------------
corporation duly organized and validly existing, or a limited liability corporation, duly organized and validly existing, under the laws of the state of its organization; or (ii) a municipal electric company, municipal electric utility or an electric cooperative duly formed under the laws of its state of organization.

     (b)  Power and Authority. Such Shareholder has the full power and authority
          -------------------
to execute, to deliver and to perform this Agreement, and to own and to lease its properties and to carry on its business as now conducted and to carry out the transactions contemplated hereby.

     (c)  Authorization and Enforceability. The execution and delivery of this
          --------------------------------
Agreement by such Shareholder and the carrying out by such Shareholder of the transactions contemplated hereby have been duly authorized by all requisite corporate action, and this Agreement has been duly executed and delivered by such Shareholder and constitutes the legal, valid and binding obligation of such Shareholder, enforceable against it in accordance with the terms hereof, subject, as to enforceability of remedies, to limitations imposed by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and to general principles of equity.

     (d)  No Consents. No authorization, consent, approval or order of, notice
          -----------
to or registration, qualification, declaration or filing with, any governmental authority or other third parties is required for the execution, delivery and performance by such Shareholder of this Agreement or the carrying out by such Shareholder of the transactions contemplated hereby, except those previously obtained.

     (e)  No Conflict or Breach. None of the execution, delivery and performance
          ---------------------
by such Shareholder of this Agreement, the compliance with the terms and provisions hereof and the carrying out of the transactions contemplated hereby, conflicts or will conflict with or will result in a breach or violation of any of the terms, conditions or provisions of any law, governmental rule or regulation or the charter documents or bylaws of such Shareholder or any applicable order, writ, injunction, judgment or decree of any court or governmental authority against such Shareholder or by which it or any of its properties (other than its Percentage Interest in the Corporation), is bound, or any loan agreement, indenture, mortgage, bond, note, resolution, contract or other agreement or instrument to which such Shareholder is a party or by which it or any of its properties is bound, or constitutes or will constitute a default thereunder or will result in the imposition of any lien upon any of its properties.

     (f)  No Proceedings. There is no suit, action, hearing, inquiry,
          --------------
investigation or proceeding, at law or in equity, pending, or, to the knowledge of such Shareholder, threatened, before, by, or in any court or before any regulatory commission, board or other governmental administrative agency against or affecting such Shareholder which could have a material adverse effect on the business, affairs, financial position, results of operations, property or assets, or condition, financial or otherwise, of such Shareholder or on its ability to fulfill its obligations hereunder.

     (g)  Purchase Representation. Such Shareholder has acquired its interest in
          -----------------------
the Corporation for its own account and not with (i) a view to, or for sale in connection with any distribution thereof or (ii) any present intention of distributing or selling such interest.

     (h)  Restricted Securities. Such Shareholder understands that the shares of
          ---------------------
the Common Stock are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from the Corporation in a transaction not involving a public offering and that under the Securities Act and applicable rules and regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, such Shareholder represents that such Shareholder is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Such Shareholder understands that no public market now exists for any of the shares of the Common Stock and that it is uncertain whether a public market will ever exist for the shares of the Common Stock.

7.   CORPORATION REPRESENTATIONS AND WARRANTIES.
     ------------------------------------------

     The Corporation hereby represents and warrants to the Shareholders that, as of the date hereof, the following statements are all true and correct:

     (a)  Organization and Existence. The Corporation is a corporation duly
          --------------------------
organized, validly existing and in good standing under the laws of the state of its organization.

     (b)  Power and Authority. The Corporation has the full power and authority
          -------------------
to execute, to deliver and to perform this Agreement, and to own and to lease its properties and to carry on its business as now conducted and to carry out the transactions contemplated hereby.

     (c)  Authorization and Enforceability. The execution and delivery of this
          --------------------------------
Agreement by the Corporation and the carrying out by the Corporation of the transactions contemplated hereby have been duly authorized by all requisite corporate action, and this Agreement has been duly executed and delivered by the Corporation and constitutes the legal, valid and binding obligation of the Corporation, enforceable against it in accordance with the terms hereof, subject, as to enforceability of remedies, to limitations imposed by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and to general principles of equity.

     (d)  No Consents. No authorization, consent, approval or order of, notice
          -----------
to or registration, qualification, declaration or filing with, any governmental authority or other third parties is required for the execution, delivery and performance by the Corporation of this Agreement or the carrying out by the Corporation of the transactions contemplated hereby, except those previously obtained.

     (e)  No Conflict or Breach. None of the execution, delivery and performance
          ---------------------
by the Corporation of this Agreement, the compliance with the terms and provisions hereof and the carrying out of the transactions contemplated hereby, conflicts or will conflict with or will result in a breach or violation of any of the terms, conditions or provisions of any law, governmental rule or regulation or the charter documents or bylaws of the Corporation or any applicable order, writ, injunction, judgment or decree of any court or governmental authority against the Corporation or by which it or any of its properties (other than its Percentage Interest in the Corporation), is bound, or any loan agreement, indenture, mortgage, bond, note, resolution, contract or other agreement or instrument to which the Corporation is a party or by which it or any of its properties is bound, or constitutes or will constitute a default thereunder or will result in the imposition of any lien upon any of its properties.

     (f)  No Proceedings. There is no suit, action, hearing, inquiry,
          --------------
investigation or proceeding, at law or in equity, pending, or, to the knowledge of the Corporation, threatened, before, by, or in any court or before any regulatory commission, board or other governmental administrative agency against or affecting the Corporation which could have a material adverse effect on the business, affairs, financial position, results of operations, property or assets, or condition, financial or otherwise, of the Corporation or on its ability to fulfill its obligations hereunder.

     (g)  Capitalization. The capitalization of the Corporation consists of the
          --------------
following:

          (i) Capital Stock. The Corporation has authorized a total of 130,000,000 shares of capital stock, of which 30,000,000 are shares of Preferred Stock, $.01 par value per share, 99,999,990 are shares of Class A Common Stock, $.01 par value per share, and ten are shares of Class B Common Stock, $.01 par value per share.

          (ii) Options, Warrants, Reserved Shares. There are no outstanding options, warrants, rights or agreements for the purchase or acquisition from the Corporation of any shares of its Common Stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Corporation's Common Stock except to the extent set forth in the Operating Agreement. Except as set forth in this Agreement, no shares of the Corporation's outstanding Common Stock are subject to any rights of first refusal or other rights to purchase such stock (whether in favor of the Corporation or any other person), pursuant to any agreement or commitment of the Corporation.

     (h)  Valid Issuance of Stock. The shares of Common Stock, when issued, sold
          -----------------------
and delivered in accordance with the terms of this Agreement for the consideration provided for herein, will be duly and validly issued, fully paid and nonassessable, subject to Section 180.0622 of the Wisconsin Business Corporation Law, and judicial interpretations thereof.

8.   STOCK LEGEND.
     ------------

     All certificates representing shares of Common Stock shall during the term of this Agreement bear the following legend in conspicuous type:

          The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be transferred except in compliance with such statute and applicable state securities laws. Further, the voting of such shares is subject to certain restrictions and agreements as set forth in the Shareholders Agreement, dated as of January 1, 2001, by and among ATC Management Inc. and all of its Class B Common Shareholders, a copy of which is on file at the principal office of the Corporation.

9.   NOTICES.
     -------

     Any notice, request, demand and other communication hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, sent via a nationally recognized overnight courier or sent via facsimile to the recipient, addressed to the party for whom intended at the address set forth below, or such other address as may be designated by any party hereto by notice to all the other parties in accordance with this Section, or when actually received if sent by any other means. All notices to the Corporation shall be sent to ATC Management Inc., N16 W23217 Stone Ridge Drive, Wankesha, WI 53187,
Attn: Walter T. Woelfle, General Counsel. All notices to the Shareholders shall be sent to the respective addresses set forth on Schedule A attached hereto, as amended from time to time. Any party may change its address for notice by giving notice as provided herein.

10.  GOVERNING LAW.
     -------------

     This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin without regard to its conflicts of law principles or rules.

11.  SURVIVAL; TERMINATION.
     ---------------------

     This Agreement, shall continue in full force and effect as to any party hereto to the extent that and for so long as such party, or its legal representative, heirs, successors or assigns, shall own or have any rights in or to any Class B Common Stock; provided, however, that this Agreement shall automatically terminate as to all parties, except for provisions which are expressly intended to survive termination of this Agreement by their terms, upon:

          (i) the liquidation, dissolution or indefinite cessation of the business operations of the Corporation; or

          (ii) the execution by the Corporation of a general assignment for the benefit of creditors or the appointment of a receiver or trustee to take possession of the property and assets of the Corporation.

The termination of this Agreement as to a party shall not serve to terminate any obligations of such party or any remedies of any person or entity against such party occurring upon or prior to such termination. The termination of this Agreement as to less than all parties hereto shall in no way operate to impair or destroy any of the rights or remedies of any remaining party or parties hereto.

12.  SUCCESSORS AND ASSIGNS.
     ----------------------

     This Agreement shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns. Any transferee of shares subject to this Agreement shall succeed to the same rights, and be subject to the same liabilities, as the Shareholder transferor and be deemed to be a "Shareholder" for all purposes hereof. Any Person or group of Persons to whom a share of Class B Common Stock is issuable after the date of this Agreement shall execute a counterpart of this Agreement, and shall thereafter be deemed to be a "Shareholder" for all purposes hereof.

13.  AMENDMENT AND WAIVER.
     --------------------

     This Agreement together with the Corporation's By-laws and the Operating Agreement, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and cannot be amended except with the approval of all of the Shareholders owning Class B Common Stock; provided, however, that in the event that a Shareholder ceases to be a Shareholder of Class B Common Stock of the Corporation, the Corporation shall amend Schedule A to remove such Shareholder from this Agreement without requiring the written consent of the other Shareholders parties hereto; provided, further, that if a person becomes a shareholder of the Corporation who is not then a party to this Agreement then such shareholder shall sign a counterpart signature page to this Agreement and the Corporation shall amend Schedule A to add such shareholder without requiring the written consent of the other Shareholders parties hereto. No provision hereof may be waived except by a writing signed by the party against whom any such waiver is sought to be enforced. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

14.  COUNTERPARTS.
     ------------

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall be deemed one and the same Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

                                        ATC MANAGEMENT INC.,


                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------


                                        WISCONSIN ELECTRIC POWER COMPANY


                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------


                                        WISCONSIN POWER AND LIGHT COMPANY


                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------


                                        WISCONSIN PUBLIC SERVICE CORPORATION


                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------


                                        MADISON GAS AND ELECTRIC COMPANY


                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------


                                        WISCONSIN PUBLIC POWER INC.


                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------


                            [SHAREHOLDERS AGREEMENT]

                                   Schedule A
                                   ----------

Shareholder Name and Address            Number of Shares
----------------------------            ----------------
                                        Class A   Class B   $ Total   Percentage
                                        -------   -------   -------   ----------

Wisconsin Electric Power Company                       1
231 West Michigan Street
Milwaukee, WI  53203

Wisconsin Power & Light Company                        1
222 West Washington
Madison, WI  53703

Wisconsin Public Service Corporation                   1
700 North Adams Street
[P.O. Box 19001, 54307]
Green Bay, WI  54034

Madison Gas and Electric Company                       1
P.O. Box 1231
Madison, WI  53701-1231

Wisconsin Public Power Inc.                            1
1425 Corporate Center Drive
Sun Prairie, WI  53590-9109


TOTAL


                                  Schedule A-1